As filed with the Securities and Exchange Commission on September 19, 2016

Registration File No. 333-207115

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cesca Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of Incorporation or organization)	3821 (Primary Standard Industrial Classification Code Number)	94-3018487 (I.R.S. Employer Identification Number)

2711 Citrus Road

Rancho Cordova, CA 95742

(916) 858-5100

(Address, including zip code, and telephone number, including Area Code of Registrant’s principal executive offices)

Mr. Robin C. Stracey

Chief Executive Officer

2711 Citrus Road

Rancho Cordova, CA 95742

Telephone: (916) 858-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Evan Y. Ng, Esq.

Jason R. Wisniewski, Esq.

Dorsey & Whitney LLP

600 Anton Boulevard, Suite 2000

Costa Mesa, CA 92626

Telephone: (714) 800-1400

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Cesca Therapeutics Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-1 (the “Amendment”) to withdraw and remove from registration any and all securities originally registered by the Registrant that remain unsold as of the effective date of this Amendment, previously registered pursuant to the registration statement on Form S-1 (File No. 333--207115) filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2015, as amended by Form S-1/A filed with the SEC on November 18, 2015, and declared effective by the SEC on November 24, 2015 (the “Registration Statement”), which pertained to the resale of up to an aggregate of 511,123 (post-split) shares of the Registrant’s common stock to be offered by the selling stockholders named therein, consisting of 404,412 (post-split) shares of common stock issuable upon the conversion of senior secured convertible debentures and 106,711 (post-split) shares of common stock issuable upon the exercise of Series B Warrants.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Amendment to deregister all such securities of the Registrant registered under the Registration Statement that remain unsold as of the effective date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on September 19, 2016.

CESCA THERAPEUTICS INC.

By:	/s/ Robin C. Stracey
Name:	Robin C. Stracey
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin C. Stracey	Chief Executive Officer	September 19, 2016
Robin C. Stracey	and Director (Principal Executive Officer)

/s/ Michael Bruch	Chief Financial Officer	September 19, 2016
Michael Bruch	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Mahendra Rao	Director	September 19, 2016
Mahendra Rao

/s/ Denis Michael Rhein	Director	September 19, 2016
Denis Michael Rhein

/s/ Craig W. Moore	Director	September 19, 2016
Craig W. Moore

/s/ Mark Bagnall	Director	September 19, 2016
Mark Bagnall

/s/ Dr. Xiaochun Xu	Director	September 19, 2016
Dr. Xiaochun Xu